UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 462-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2023, the board of directors (the “Board”) of Jupiter Wellness, Inc. (the “Company”) appointed David Sandler as the Chief Operating Officer of the Company for a guaranteed two-year term with auto extension/renewal.

David Sandler, Chief Operating Officer, is a goal-driven executive with more than 30 years experience in the nutrition and health industry developing, building and managing high-growth, results-oriented projects. David is the founder of StrengthPro Inc., a consulting firm specializing specific areas of health, fitness, nutrition, and supplement ratio. David has been working as the president of Strengthpro since January 2021. Since May 2019 David has been serving as chief operations officer at Elite Beverage. From October 2016 to October 2019, David served as the chief operations officer at ProSupps USA, LLC.

In connection with his employment as the Chief Operating Officer, the Company entered into an employment agreement with David (the “David Agreement”). Pursuant to the David Agreement, David is entitled to:

●	Compensation: $150,000 per-annum, paid bi-monthly, which may be increased at the sole discretion of the Company and based on David’s performance.
●	Bonus: annual bonus based on meeting the pre-determined target.
●	Miscellaneous: cost of living adjustment, paid vacation, paid holidays, and business expense and cell phone reimbursement.
●	Stock Options: 100 shares of common stock, subject to the terms and conditions of the Agreement.

On July 7, 2023, the Board appointed Josh Wagner as the Chief Revenue Officer of the Company for a guaranteed two-year term with auto extension/renewal.

Josh Wagner, Chief Revenue Officer, is the founder of Limitless Agency, a a consulting agency specializing in beverage industry. From December 2019 to May 2023, he served as the Strategy & Growth Consultant at Lyrical Lemonade where he developed beverage strategy including short/medium/long term planning, incubation, operations, sales and commercial integration. Josh worked as the Director of Sales at Anheuser-Busch InBev from December 2017 to December 2019. Josh has a Bachelor of Science, Business Administration degree from University of Missouri.

In connection with his employment as the Chief Revenue Officer, the Company entered into an employment agreement with Josh (the “Josh Agreement” along with the David agreement as the “Employment Agreements”). Pursuant to the Josh Agreement, Josh is entitled to:

●	Compensation: $150,000 per-annum, paid bi-monthly, which may be increased at the sole discretion of the Company and based on David’s performance.
●	Bonus: annual bonus based on meeting the pre-determined target.
●	Miscellaneous: cost of living adjustment, paid vacation, paid holidays, and business expense and cell phone reimbursement.
●	Stock Options: 100 shares of common stock, subject to the terms and conditions of the Agreement.

The foregoing description of each of the Employment Agreements does not purport to be complete and are qualified in their entirety by the text of the Employment Agreements which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

There are no arrangements or understandings between the Company and the newly appointed executive officer or director and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and any newly appointed executive officer or director that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any newly appointed executive officer or director in connection with his or her appointment as a director or executive officer.

Item 7.01 Regulation FD Disclosure.

On July 10, 2023, the Company issued a press release announcing the Company entering into the Employment Agreements, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	Form of Employment Agreement dated July 10, 2023, by and between the Company and David Sandler
10.2	Form of Employment Agreement dated July 10, 2023, by and between the Company and Josh Wagner
99.1	Press Release dated July 11, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2023

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Brian John
Chief Executive Officer